CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of VALIC Company I of our report dated July 27, 2020, relating to the financial statements and financial highlights, which appear in Asset Allocation Fund’s, Blue Chip Growth Fund’s, Capital Conservation Fund’s, Core Equity Fund’s, Dividend Value Fund’s, Dynamic Allocation Fund’s, Emerging Economies Fund’s, Global Real Estate Fund’s, Global Strategy Fund’s, Government Money Market Fund’s, Government Securities Fund’s, Growth Fund’s, Health Sciences Fund’s, Inflation Protected Fund’s, International Equities Index Fund’s, International Government Bond Fund’s, International Growth Fund’s, International Socially Responsible Fund’s, International Value Fund’s, Large Cap Core Fund’s, Large Capital Growth Fund’s, Mid Cap Index Fund’s, Mid Cap Strategic Growth Fund’s, Nasdaq-100® Index Fund’s, Science & Technology Fund’s, Small Cap Aggressive Growth Fund’s, Small Cap Fund’s, Small Cap Index Fund’s, Small Cap Special Values Fund’s, Small-Mid Growth Fund’s, Stock Index Fund’s, Systematic Core Fund’s, Systematic Value Fund’s and Value Fund’s Annual Report on Form N-CSR for the year ended May 31, 2020. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 23, 2020